Exhibit 99.1

Datadog Announces Fourth Quarter and Fiscal Year 2021 Financial Results

February 10, 2022

Fourth quarter revenue grew 84% year-over-year to $326 million
Strong growth of larger customers, with 216 $1 million+ ARR customers, up from 101 a year ago
Achieved FedRAMP moderate-impact authorization
Launched Sensitive Data Scanner

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.
"We are pleased with our fourth quarter performance, as we demonstrated excellent revenue growth and continued business efficiencies," said Olivier Pomel, co-founder and CEO of Datadog. "We are proud of our strong execution in fiscal year 2021, with 70% year-over-year revenue growth, $287 million in operating cash flow, and $251 million in free cash flow."
Pomel added, “We continue to believe we're in early days with our opportunities in observability. And we are just starting our efforts in cloud security and developer-focused products. We have much to do, and we're excited about what we're working on for 2022 and beyond."

Fourth Quarter 2021 Financial Highlights:
•Revenue was $326.2 million, an increase of 84% year-over-year.
•GAAP operating income was $8.5 million; GAAP operating margin was 3%.
•Non-GAAP operating income was $70.6 million; non-GAAP operating margin was 22%.
•GAAP net income per diluted share was $0.02; non-GAAP net income per diluted share was $0.20.
•Operating cash flow was $115.8 million, with free cash flow of $106.7 million.

•Cash, cash equivalents, restricted cash, and marketable securities were $1.6 billion as of December 31, 2021.
Fiscal Year 2021 Financial Highlights:
•Revenue was $1.03 billion, an increase of 70% year-over-year.
•GAAP operating loss was $19.2 million; GAAP operating margin was (2)%.
•Non-GAAP operating income was $165.1 million; non-GAAP operating margin was 16%.
•GAAP net loss per diluted share was $(0.07); non-GAAP net income per diluted share was $0.48.
•Operating cash flow was $286.5 million, with free cash flow of $250.5 million.
Fourth Quarter & Recent Business Highlights:
•As of December 31, 2021, we had 216 customers with ARR of $1 million or more, an increase of 114% from 101 as of December 31, 2020. As of December 31, 2021, we had about 2,010 customers with ARR of $100,000 or more, an increase of 63% from 1,228 as of December 31, 2020.
•Announced Federal Risk and Authorization Management Program (FedRAMP) Agency Authorization at the moderate impact level.
•Announced the appointments of Sean Walters as Chief Revenue Officer and Kerry Acocella as General Counsel.
•Announced a global strategic partnership with Amazon Web Services, Inc. (AWS). As part of this collaboration, AWS and Datadog will work together to develop and deliver tighter product alignment in the future.
•Announced the launch of Sensitive Data Scanner. When configured for a customer's environment, this new service provides customers with an easy solution to detect, classify and protect sensitive data found in their application logs, helping them comply with regulatory requirements (such as GDPR, HIPAA, CCPA), industry standards and business policies.
•Achieved the AWS Graviton Ready designation, part of the Amazon Web Services (AWS) Service Ready Program. This designation recognizes that Datadog has demonstrated successful integration with AWS Graviton.
•Achieved Amazon Web Services (AWS) Migration & Modernization Competency status for AWS Partners. This designation recognizes that Datadog has demonstrated technical proficiency and proven customer success automating and accelerating customer application migration and modernization journeys.

•Announced our integration with Confluent, the platform to set data in motion. Users running Confluent Cloud at any scale, from a proof of concept to mission-critical applications, can now use Datadog to monitor their Confluent Cloud resources alongside the rest of their technology stack.

First Quarter and Fiscal Year 2022 Outlook:
Based on information as of today, February 10, 2022, Datadog is providing the following guidance:
•First Quarter 2022 Outlook:
◦Revenue between $334 million and $339 million.
◦Non-GAAP operating income between $36 million and $41 million.
◦Non-GAAP net income per share between $0.10 and $0.12, assuming approximately 348 million weighted average diluted shares outstanding.
•Fiscal Year 2022 Outlook:
◦Revenue between $1.51 billion and $1.53 billion.
◦Non-GAAP operating income between $160 million and $180 million.
◦Non-GAAP net income per share between $0.45 and $0.51, assuming approximately 350 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the fourth quarter and fiscal year 2021 and outlook for the first quarter and the fiscal year 2022
•When: February 10, 2022 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please dial (800) 708-4539, and for international callers, please dial (847) 619-6396. Callers may provide confirmation number 50274553 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)

•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, growth in and ability to capitalize on long-term market opportunities, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures, and Datadog’s future financial performance, including its outlook for the first quarter and fiscal year 2022. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 5, 2021. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) non-cash benefit related to tax adjustment; (4) employer payroll taxes on employee stock transactions; and (5) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Non-cash benefit related to tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2016. In 2020, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In May 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. We updated the definition of MRR as of the quarter ended September 30, 2021 to capture usage from subscriptions with committed contractual amounts and applied this change retroactively. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31, 2021
	2021	2020	2021	2020
Revenue	$326,198	177,531	$1,028,784	$603,466
Cost of revenue (1)(2)(4)	67,149	40,856	234,245	130,197
Gross profit	259,049	136,675	794,539	473,269
Operating expenses:
Research and development (1)(3)(4)	133,049	67,698	419,769	210,626
Sales and marketing (1)(2)(3)(4)	88,905	60,034	299,497	213,660
General and administrative (1)(3)(4)	28,640	17,881	94,429	62,756
Total operating expenses	250,594	145,613	813,695	487,042
Operating income (loss)	8,455	(8,938)	(19,156)	(13,773)
Other income (loss):
Interest expense (5)	(5,604)	(13,010)	(21,052)	(30,434)
Interest income and other income, net	5,681	6,781	21,786	21,985
Other income (loss), net	77	(6,229)	734	(8,449)
Income (loss) before provision for income taxes	8,532	(15,167)	(18,422)	(22,222)
Provision for income taxes	(1,363)	(993)	(2,323)	(2,325)
Net income (loss)	$7,169	(16,160)	$(20,745)	$(24,547)
Net income (loss) per share - basic	$0.02	$(0.05)	$(0.07)	$(0.08)
Net income (loss) per share - diluted	$0.02	$(0.05)	$(0.07)	$(0.08)
Weighted average shares used in calculating net income (loss) per share:
Basic	311,817	304,057	309,048	300,350
Diluted	345,877	304,057	309,048	300,350

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,608	$627	$4,565	$1,794
Research and development	36,995	13,285	101,942	38,008
Sales and marketing	11,680	6,784	35,035	20,467
General and administrative	6,083	4,068	22,195	14,105
Total	$56,366	$24,764	$163,737	$74,374

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,218	$275	$3,792	$943
Sales and marketing	208	—	600	—
Total	$1,426	$275	$4,392	$943

(3) Includes non-cash benefit related to tax adjustment as follows:
Research and development	$—	$—	$—	$(2,729)
Sales and marketing	—	—	—	(449)
General and administrative	—	—	—	(2,383)
Total	$—	$—	$—	$(5,561)

(4) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$92	$33	$345	$187
Research and development	2,748	$959	8,143	2,836
Sales and marketing	1,119	$742	6,349	3,756
General and administrative	410	$287	1,248	839
Total	$4,369	$2,021	$16,085	$7,618

(5) Includes amortization of issuance costs as follows:
Interest expense	$839	$8,181	$3,349	$18,727
Total	$839	$8,181	$3,349	$18,727

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$270,973	$224,927
Marketable securities	1,283,473	1,292,532
Accounts receivable, net of allowance for credit losses of $2,997 and $2,468 as of December 31, 2021 and 2020, respectively	268,824	163,359
Deferred contract costs, current	23,235	13,638
Prepaid expenses and other current assets	24,443	23,624
Total current assets	1,870,948	1,718,080
Property and equipment, net	75,152	47,197
Operating lease assets	61,355	57,829
Goodwill	292,176	17,609
Intangible assets, net	15,704	2,069
Deferred contract costs, non-current	42,062	26,750
Restricted cash	3,490	3,784
Other assets	19,907	16,967
TOTAL ASSETS	$2,380,794	$1,890,285
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,270	$21,342
Accrued expenses and other current liabilities	111,284	55,351
Operating lease liabilities, current	20,157	16,326
Deferred revenue, current	371,985	204,825
Total current liabilities	528,696	297,844
Operating lease liabilities, non-current	52,106	51,433
Convertible senior notes, net	735,482	575,864
Deferred revenue, non-current	13,896	3,450
Other liabilities	9,411	4,262
Total liabilities	1,339,591	932,853
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,197,136	1,103,305
Accumulated other comprehensive (loss) income	(3,830)	2,287
Accumulated deficit	(152,106)	(148,163)
Total stockholders’ equity	1,041,203	957,432
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,380,794	$1,890,285

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31, 2021
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,169	$(16,160)	$(20,745)	$(24,547)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,876	4,083	22,938	15,450
Amortization of discounts or premiums on marketable securities	4,407	4,409	16,236	9,753
Amortization of issuance costs	839	8,181	3,349	18,727
Amortization of deferred contract costs	5,309	3,099	17,866	10,447
Stock-based compensation, net of amounts capitalized	56,366	24,764	163,737	74,374
Non-cash lease expense	4,596	4,056	17,201	14,060
Allowance for credit losses on accounts receivable	1,085	627	2,311	3,283
Loss on disposal of property and equipment	16	6	274	10
Changes in operating assets and liabilities:
Accounts receivable, net	(45,232)	(42,995)	(107,112)	(64,248)
Deferred contract costs	(15,165)	(9,276)	(42,775)	(25,080)
Prepaid expenses and other current assets	204	2,418	(737)	(4,403)
Other assets	(783)	1,573	(2,627)	968
Accounts payable	(9,354)	133	3,078	6,539
Accrued expenses and other liabilities	18,044	(2,914)	37,270	3,970
Deferred revenue	81,416	41,824	176,281	69,788
Net cash provided by operating activities	115,793	23,828	286,545	109,091
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(228,107)	(317,499)	(1,125,519)	(1,794,562)
Maturities of marketable securities	110,868	238,054	1,046,560	506,554
Proceeds from sale of marketable securities	6,617	77,930	67,749	163,630
Purchases of property and equipment	(2,405)	(1,079)	(9,956)	(5,415)
Capitalized software development costs	(6,705)	(6,097)	(26,069)	(20,468)
Cash paid for acquisition of businesses; net of cash acquired	(26,303)	—	(226,505)	(2,363)
Net cash used in investing activities	(146,035)	(8,691)	(273,740)	(1,152,624)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,256	3,631	14,907	15,985
Initial public offering costs	—	—	—	(421)
Proceeds for issuance of common stock under the employee stock purchase plan	10,484	7,490	20,278	15,170
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	—	(63)	(245)	(1,040)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	—	730,207
Purchase of capped call related to convertible senior notes	—	—	—	(89,625)
Net cash provided by financing activities	14,740	11,058	34,940	670,276

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(573)	386	(1,993)	779

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(16,075)	26,581	45,752	(372,478)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	290,538	202,130	228,711	601,189
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$274,463	$228,711	$274,463	$228,711

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$270,973	$224,927	$270,973	$224,927
Restricted cash	3,490	3,784	3,490	3,784
Total cash, cash equivalents and restricted cash	$274,463	$228,711	$274,463	$228,711

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$259,049	$136,675	$794,539	$473,269
Plus: Stock-based compensation expense	1,608	627	4,565	1,794
Plus: Amortization of acquired intangibles	1,218	275	3,792	943
Plus: Employer payroll taxes on employee stock transactions	92	33	345	187
Non-GAAP gross profit	$261,967	$137,610	$803,241	$476,193
GAAP gross margin	79%	77%	77%	78%
Non-GAAP gross margin	80%	78%	78%	79%

Reconciliation of operating expenses
GAAP research and development	$133,049	$67,698	$419,769	$210,626
Less: Stock-based compensation expense	(36,995)	(13,285)	(101,942)	(38,008)
Plus: Non-cash benefit related to tax adjustment	—	—	—	2,729
Less: Employer payroll taxes on employee stock transactions	(2,748)	(959)	(8,143)	(2,836)
Non-GAAP research and development	$93,306	$53,454	$309,684	$172,511

GAAP sales and marketing	$88,905	$60,034	$299,497	$213,660
Less: Stock-based compensation expense	(11,680)	(6,784)	(35,035)	(20,467)
Less: Amortization of acquired intangibles	(208)	—	(600)	—
Plus: Non-cash benefit related to tax adjustment	—	—	—	449
Less: Employer payroll taxes on employee stock transactions	(1,119)	(742)	(6,349)	(3,756)
Non-GAAP sales and marketing	$75,898	$52,508	$257,513	$189,886

GAAP general and administrative	$28,640	$17,881	$94,429	$62,756
Less: Stock-based compensation expense	(6,083)	(4,068)	(22,195)	(14,105)
Plus: Non-cash benefit related to tax adjustment	—	—	—	2,383
Less: Employer payroll taxes on employee stock transactions	(410)	(287)	(1,248)	(839)
Non-GAAP general and administrative	$22,147	$13,526	$70,986	$50,195

Reconciliation of operating income and operating margin
GAAP operating income (loss)	$8,455	$(8,938)	$(19,156)	$(13,773)
Plus: Stock-based compensation expense	56,366	24,764	163,737	74,374
Plus: Amortization of acquired intangibles	1,426	275	4,392	943
Less: Non-cash benefit related to tax adjustment	—	—	—	(5,561)
Plus: Employer payroll taxes on employee stock transactions	4,369	2,021	16,085	7,618
Non-GAAP operating income	$70,616	$18,122	$165,058	$63,601
GAAP operating margin	3%	(5)%	(2)%	(2)%
Non-GAAP operating margin	22%	10%	16%	11%

Reconciliation of net income (loss)
GAAP net income (loss)	$7,169	$(16,160)	$(20,745)	$(24,547)
Plus: Stock-based compensation expense	56,366	24,764	163,737	74,374
Plus: Amortization of acquired intangibles	1,426	275	4,392	943
Less: Non-cash benefit related to tax adjustment	—	—	—	(5,561)
Plus: Employer payroll taxes on employee stock transactions	4,369	2,021	16,085	7,618
Plus: Amortization of issuance costs	839	8,181	3,349	18,727
Non-GAAP net income	$70,169	$19,081	$166,818	$71,554
Net income per share - basic	$0.23	$0.06	$0.54	$0.24
Net income per share - diluted	$0.20	$0.06	$0.48	$0.22
Shares used in non-GAAP net income per share calculations:
Basic	311,817	304,057	309,048	300,350
Diluted	345,877	334,459	343,997	331,941

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31, 2021
	2021	2020	2021	2020
Net cash provided by operating activities	$115,793	$23,828	$286,545	$109,091
Less: Purchases of property and equipment	(2,405)	(1,079)	(9,956)	(5,415)
Less: Capitalized software development costs	(6,705)	(6,097)	(26,069)	(20,468)
Free cash flow	$106,683	$16,652	$250,520	$83,208

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadog.com

Dan Haggerty
Datadog Public Relations
Press@datadog.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.